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                                                                     EXHIBIT 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of Municipal Investment Trust Fund, Insured Series 404, Defined Asset Funds:

We consent to the use in this Registration Statement No. 333-53539 of our report dated July 30, 1999 relating to the Statement of Condition of Municipal Investment Trust Fund, Insured Series 404, Defined Asset Funds, and to the reference to us under the heading 'How the Fund Works--Auditors' in the Prospectus which is a part of this Registration Statement.

DELOITTE & TOUCHE LLP
New York, N.Y.
July 30, 1999